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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports, AMB Contributed Properties, dated October 17, 1997, AMB Institutional Realty Advisors, dated October 17, 1997, Pending Acquisition Properties dated October 29, 1997, 1997 Acquired Properties, dated October 17, 1997, and 1996 Acquired Properties, dated November 7, 1997, included in this Amendment No. 4 to Registration Statement of AMB Property Corporation on Form S-11, dated November 18, 1997.

                                            /s/ ARTHUR ANDERSEN LLP

November 18, 1997